ERICSSON
                                    --------


                                     BETWEEN


                         (1) ERICSSON AUSTRALIA PTY LTD
                               (A.C.N. 004 071854)
                                       AND
                             (2) BENTLEYTEL.COM INC.
                             (A Nevada Corporation)
                                (EIN 88-0438035)



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This  MEMORANDUM  OF  UNDERSTANDING  is  made  the  day  of  September  2000
BETWEEN:

(1) ERICSSON AUSTRALIA PTY LTD (ACN 004 071 854) of Level 37, The Tower, Melbourne Central, 360 Elizabeth Street, Melbourne, Victoria, 3000, Australia ("Ericsson"):

AND

(2) BENTLEYTEL.COM INC (EIN 88-0438035), a Nevada Corporation, with offices located at 4675 MacArthur Court, Suite 710, Newport Beach, California, 92660, United States of America ("BentleyTel").

RECITALS:

A. Ericsson carries on the business of manufacturing and supplying Telecommunications equipment and related infrastructure for use in all aspects of the development, operation, management and maintenance of fixed and mobile telephone networks and telecommunications services.

B. BentleyTel has particular expertise in installing, implementing and managing telecommunications network within the Pacific Rim countries.

C. This MOU sets out in broad terms the arrangements under which Ericsson and BentleyTel intend to co-operate with each other in the formation of a partnership For upcoming projects primarily located in Australia, the Philippines, Malaysia, the USA and other potential future markets.

THE  PARTIES  AGREE  AS  FOLLOWS:

1 .     DEFINITIONS  AND  INTERPRETATION
1.1     Definitions

In  this  MOU:

"Business Day" means a day in the State of Victoria not being a Saturday, Sunday or public holiday gazetted as such for the entire day-,

"Business  Hours" means the hours between 8.30 am and 5.30 pm on a Business Day

"Commencement  Date"  means  18  September  2000:

"Confidential Information" means all communications and all information whether written visual or oral which is disclosed to the receiving Party which relates to either Party; "End Date" means 17 September, 20031-

"INTELLECTUAL PROPERTY RIGHTS" includes copyright, trade mark, design, patent, semiconductor or circuit layout rights, trade, business or company names, and any rights to register such rights, whether subsisting before or after the Commencement Date;

"Invention" includes any invention, drawing, design, model, contrivance, structure specification, improvement, discovery, creation, idea, concept, formula, process and other work or contribution however developed, created, made discovered or conceived and whether or not:

(a)     patented  or  patentable  (whether  by  renewal  or  otherwise);
(b) registered or registrable as a design (whether by renewal or otherwise),-
(c)     protected  by  copyright;  or
(d)     otherwise  protected  or  capable  of  protection  by  law  anywhere;

"MOU"  means  this  Memorandum  of  Understanding;

"Party"  means  a  party  to this MOU and "Parties" has a corresponding meaning;

"Term" means the period commencing on the Commencement Date and ending on the End Date, or such earlier date if this MOU is terminated pursuant to the terms and conditions of this MOU. Interpretation In this MOU, unless the context otherwise requires.

a reference to any legislation or legislative provision includes any statutory modification or re-enactment of, or any legislative provision substituted for, and any subordinate legislation under, that legislation or legislative provision;

a reference to a recital, clause, schedule or annexure is to a recital, clause, schedule or annexure of or to this MOU, 1.2.3 a schedule or annexure forms part of this MOU;

a reference to any MOU or document is to that MOU or document (and, where applicable, any of its provisions) as amended, novated, supplemented or replaced from time to time;


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a  reference  to  any  Party  to  this  MOU  includes  that  Party's  executors/
administrators,  substitutes,  successors  and  permitted  assigns:

where an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning;

the singular includes the plural and vice versa, and a reference to any gender includes all other genders;

headings are intended for ease of reference only and are not to be taken to affect the interpretation or construction of this MOU;

a reference to currency is. unless otherwise stated, a reference to the lawful currency of Australia; and

1.2,10     a  reference  to  a person includes a corporation, firm, partnership, association, trust, joint venture, authority, state or government or other legal entity and vice versa.

2.      TERM

2.1 This MOU shall be in force during the Term unless terminated earlier pursuant to the terms and conditions of this MOU.

3.      OBJECTIVES

3.1 The primary objective of the Parties under this MOU is to form a partnership for upcoming projects primarily located in Australia, the Philippines, Malaysia, the USA and any other new markets that BentleyTel will enter during the Term of this MOU.

THE  PARTNERSHIP  WILL  BE  BASED  ON  THE  FOLLOWING:
------------------------------------------------------

  - standard terms and conditions under which the Parties will work together for each designated project (to be agreed by the Parties at a later date);
  -   service  and  maintenance  agreements;
  -   financing  options  (agreed  in  advance)  that  can  be  used;  and
  - forecasting of project requirements and anticipated business opportunities.

4.      ROLES  &  RESPONSIBILITIES  OF  THE  PARTIES

4.1 To give effect to the above objectives the responsibilities of the Parties under this

MOU  shall  be  to:

ERICSSON'S  ROLES  AND  RESPONSIBILITIES  IN THE PARTNERSHIP WILL BE AS follows:
  -   Technology  partner;
  -   joint  marketing  with  BentleyTel  Preferred  supplier;
  -   Main  Contractor
  -   Integrator,
  -   Assist  BentleyTel  to  identify  new  market  opportunities,

for the purposes of each project entered into between the Parties pursuant to the partnership.

BENTLEYTEL'S  ROLES  AND RESPONSIBILITIES IN THE PARTNERSHIP WILL BE AS FOLLOWS:

  -   Joint  marketing  with  Ericsson;
  -   Trailing/green-housing  new  technologies;
  -   Performing  relevant  training  BentleyTel  personnel
  -   Providing  local  support  in  each  project  location
  -   Acting  as  a  reference  customer,
  - Assist Ericsson to identify and open new market opportunities for the purposes of each project entered into between the Parties pursuant to the partnership.

5.      CONFIDENTIALITY

5.1 The Parties agree that they will not make any use of any Confidential Information for any purpose other than in connection with the provision of this MOU and agree that they will not communicate the Confidential Information to any other party except as specifically permitted by the disclosing Party

5.2 Unless otherwise agreed by the disclosing Party. the receiving Party shall positively guard against the direct or indirect disclosure of the Confidential Information to any third party.


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5.3     The obligations of confidence contained in clauses 5.1 and 5,2 shall not be  taken  to  have  been breached where the Confidential Information:

        5.3.1 was in the public domain at the time it was disclosed or has fallen into the public domain through no fault of the receiving Party,-

        5.3.2   was  known to and recorded by the receiving  Party  prior to the
                disclosure  by     the  disclosing  Party:

        5.3.3 was disclosed after the express prior authorization of the disclosing Party;

        5.3.3   becomes  known  to  the receiving Party from a source other than
                the  disclosing  Party   without  breach  of  this  MOU  by  the
                receiving  Party;

        5.3.4 was independently developed by the receiving Party without the benefit of any of the Confidential Information as evidenced by written records,

        5.3.5 the receiving Party is obliged to disclose by reason of any legal requirement.

        5.4 The obligations of confidence contained in clauses 5.1 and 5.2 survive the expiry or termination of this MOU.

6.      INTELLECTUAL  PROPERTY  RIGHTS

        6.1 Any Intellectual Property Rights arising as a result work carried out under this MOU and all documents, calculations, maps, notes, reports, data, models, samples, Inventions or copyrightable material developed or created shall be the joint property of Ericsson and BentleyTel. Either party shall have the night of first refusal to purchase such properties that may arise from this venture.

        6.2 Nothing contained in this MOU shall affect the respective rights of each Party. This MOU shall not operate as a direct or indirect assignment or licence of any Intellectual Property Rights held by either party prior to this MOU.

        6.3 BentleyTel indemnifies Ericsson and holds Ericsson harmless against and must compensate Ericsson for any and all claims, demands, losses, costs and liabilities arising out of or resulting from the actual or alleged infringement of any Intellectual Property Rights of any third party where such rights are utilised in connection with this MOU.

7.      TERMINATION

        7.1 Either Party may immediately terminate this MOU by giving written notice to the other Party where:

        7.1 1 the other Party commits a serious or persistent breach of this MOU which is incapable of being remedied',

        7.1.2 the other Party fails to remedy a breach of this MOU (which is capable of remedy) in respect of which written notice of not less than 30 days has been given by the first Party; or

        7.1.3 the other Party is placed under some form of official management or insolvency administration.

7.2 Either Party may terminate this MOU by giving 4 weeks' written notice to the other Party at any time for any reason.

8.      EFFECT  OF  TERMINATION

8.1 Termination of this MOU under any circumstances will not abrogate, release or extinguish any debt, obligation or liability of a Party to the other Party which may have accrued including, without limitation, any such debt, obligation or liability which was a cause of termination or arose out of such a cause prior to the date of termination of this MOU.

8.2 Upon the termination of this MOU, for whatever reason, the Parties will cease to use each other's Confidential Information and deliver any documents containing or comprising such Confidential Information provided to it to the disclosing Party.

9.      NO  SOLICITATION  OF  STAFF

9.1.1 Neither Party shall during the Term and for a period of 12 months from the date of termination of this MOU, employ, solicit or entice away any officer, manager, consultant or employee of the other Party whether or not that person would commit a breach of contract by reason of leaving the employ of that Party.


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10.     GENERAL  PROVISIONS

No variations to the terms of this MOU shall be valid unless made in writing and signed by the Parties.

Neither Party may assign or otherwise deal with its rights or obligations under this MOU or any part thereof without the prior written consent of the other Party.

This MOU does not constitute either Party as a joint venture, partner, agent, employee or fiduciary of the other.

10.4 This MOU comprises the entire MOU between the Parties with respect to the subject matter of this MOU and supersedes all prior MOU's representations and correspondence between the Parties with respect to that subject matter.

11.     NOTICES

11.1 A notice. consent, approval or other communication (each a *Notice") under this MOU must be in writing signed by or on behalf of the person giving it, addressed to the person to whom it is to be given and:

111.1   delivered  to  that  person's  address;

11.  1.  2  sent  by  pre-paid  mail  to  that  person's  address;  or

11.1.3  transmitted  by  facsimile  to  that  person's  address.

11.2 A Notice given to a person in accordance with this clause is treated as having been given and received:

11.2.1 if delivered to a person's address, on the day of delivery if a Business Day, otherwise on the next Business Day;

11.2.2 if sent by pre-paid first class mail, on the fourth Business Day after posting, in proving such receipt shall be sufficient to show that the envelope containing the notice was properly addresses and posted by pre-paid first class mail (air mail if available); and

11.2.3 if transmitted by facsimile to a person's address and a correct and complete transmission report is received, on the day of transmission if a Business Day, otherwise on the next Business Day.

11.3 For the purpose of this clause the address of a person is the address set out below or another address of which that person may from time to time give notice to the other party:

Ericsson:
---------
Attention:     Ms  Dannielle  Keen
Address:       112-118  Talavera  Rd,
  North  Ryde  NSW  2113

BentleyTel:
-----------
Attention:     Mr.  Felino  Molina
Address:       Ist  Floor  Hwy  Arcade.
47 Stuart Highway, Stuart Park, Northern Territory

BentleyTel.com  USA
Attention  ;     Mr.  John  L.  Walsh
Address:         2475 NorthWinds, Parkway, Suite 200.
Alpharetta,  Georgia,  30004,  USA


12.     GOVERNING  LAW

12, Each Party acknowledges that this MOU sets out an intention to conduct future, business and that in these circumstances this MOU shall not create any obligations on either Party to carry out the terms contained herein. However each Party acknowledges the value of any Intellectual Property Rights that may be created under this MOU and the no solicitation of staff clause under clause 9 and each Party reserves the right to seek damages or any other form of relief if the terms of this MOU concerning these issues are breached. In these limited circumstances these relevant terms of the MOU shall be governed by the law in force in the state of Victoria, Australia.


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IN  WITNESS WHEREOF the Parties have executed this Agreement at the head of this agreement.

SIGNED  for  and  on  behalf  of
ERICSSON  AUSTRALIA  LTD
(ACN004  0718)

by:  Rob  Hacker
s/s . . . . . . . . . .

in  the  presence  of.
S/s
Signature  of  witness)
Danielle  Keen  Danielle  Keen
(Name  Of  Witness  -  Block  Letters

SIGNED  for  and  on  behalf  of
BENTLEYTEL.COM  INC.
(EIN  88-0438035)
A  Nevada  Corporation

  by:  John  L.  Walsh  L  Walsh

s/s
Chief  Operating  Officer


  (Signature  Witness)
s/s
Felino  MOLINA
(Name  of  Witness  -  Block  Letters)


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